UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 15, 2004

STARSOFT, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-50546 (Commission File Number)	86-0914052 (IRS Employer Identification Number)

Anthony Lee, President and Chief Executive Officer
6055 Nelson Avenue, Unit 2103, Burnaby, British Columbia, Canada V5H 4L4
(Address of principal executive offices)

(604) 434-0766
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 30, 2004 the board of directors of Starsoft, Inc. ("Company) authorized a fifteen (15) to one (1) forward split of all outstanding common shares and a corresponding forward increase in the Company's authorized common stock pursuant to Section 78.209 of the Nevada Revised Statutes. The forward split and increase in authorized common stock was made effective as of December 15, 2004.

Section 78.209 provides that the board of directors of a Nevada corporation can authorize a forward or reverse split of capital stock without the consent of shareholders if such action is taken in conjunction with a corresponding increase or decrease in authorized capital stock. Any action taken pursuant to Section 78.209 requires that the acting corporation file a Certificate of Change with the Secretary of State of the State of Nevada.

The effect of the forward split was to increase the number of the Company's common shares issued and outstanding from 2,120,000 to 31,800,000 and to increase the Company's authorized common shares from 100,000,000 shares par value $0.001 to 1,500,000,000 shares par value $0.001.

The forward split of the Company's issued and outstanding common shares is payable upon surrender of existing certificates to the Company's transfer agent.

The Company's symbol on the Over the Counter Bulletin Board has changed as a result of the forward split from "STSG" to "STSF".

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Starsoft, Inc.

Signature	**Date**
By: /s/ Anthony Lee	December 15, 2004
Name: Anthony Lee	
Title: President and Chief Executive Officer	